UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2023
NexPoint Diversified Real Estate Trust
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-32921	80-0139099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2023, NexPoint Diversified Real Estate Trust (the “Company”), CP Tower Owner, LLC (“CP Tower”), CP Land Owner, LLC (“CP Land”), CP Equity Owner, LLC, CP Equity Land Owner, LLC, NexPoint Real Estate Partners, LLC (“NexPoint Real Estate Partners”), Delphi CRE Funding LLC, AC IV CA Mortgage LLC, and ACORE Capital Mortgage, LP entered into the Limited Consent and Tenth Omnibus Amendment Agreement (the “Amendment Agreement”), amending the Loan Agreement, originally dated August 15, 2018 and subsequently amended (the “Loan Agreement”), pursuant to which the lenders party thereto made a loan in an original principal amount of $153.7 million to CP Tower and CP Land secured by a mortgage interest in Cityplace Tower in Dallas, Texas. Prior to the execution of the Amendment Agreement, the maturity date for borrowings under the Loan Agreement was February 8, 2023. The Amendment Agreement defers the maturity date to May 8, 2023.

CP Tower is an indirect wholly owned subsidiary of the Company, and CP Land is an indirect wholly owned subsidiary of NexPoint Real Estate Partners. The Company is a limited guarantor for borrowings under the Loan Agreement and is advised by an affiliate of NexPoint Real Estate Partners, which is also a limited guarantor for borrowings under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:	/s/ Brian Mitts
Name: Title:	Brian Mitts Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date: February 10, 2023